Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Origin Agritech Limited
No. 21 Sheng Ming Yuan Road
Changping District
Beijing 102206 China

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated January 14, 2010, relating to the consolidated financial statements and the effectiveness of the internal control over financial reporting of Origin Agritech Limited (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2009.

/s/ BDO Limited
BDO Limited

Hong Kong
April 19, 2010